Exhibit 99.1
Company Contacts:

Andrew R. Speaker	David B. Merclean
President & CEO	Senior Vice President & CFO
Mercer Insurance Group, Inc.	Mercer Insurance Group, Inc.
(609) 737-0426	(609) 737-0426
Mercer Insurance Group, Inc. Announces 2006 Earnings
Pennington, New Jersey, February 26, 2007 – Mercer Insurance Group, Inc. (Nasdaq: MIGP) today reported its operating results for the three months and year ended December 31, 2006. Mercer Insurance Group, Inc. (the Company) offers commercial and personal lines of insurance to businesses and individuals principally in six states through its insurance subsidiaries: Mercer Insurance Company, Mercer Insurance Company of New Jersey, Inc., Financial Pacific Insurance Company and Franklin Insurance Company.
The Company acquired Financial Pacific Insurance Group, Inc. on October 1, 2005, and it is included in the Company’s 2006 consolidated financial statements. Consequently, comparison of the Company’s 2006 Consolidated Statement of Income with that of 2005 must take into account the impact of the acquisition in order to make meaningful comparisons. Financial Pacific is a specialty writer of commercial lines in primarily four western states, and provides insurance to commercial accounts in the contractor, manufacturing, retail, services and wholesaling businesses.
The Company reported net income, determined under U.S. generally accepted accounting principles (GAAP), in the quarter ended December 31, 2006, of $2.9 million, or $0.46 per diluted share, which was unchanged from the comparable prior year quarter’s net income, which was $0.47 per diluted share. Operating income (a non-GAAP measure defined as net income less after-tax realized gains or losses) in the fourth quarter of both 2006 and 2005 was $2.9 million, or $0.45 per diluted share in 2006 and $0.47 per diluted share in the same quarter of 2005. The Company’s GAAP combined ratio for the fourth quarter of 2006 was 97.8%, as compared to 94.2% for the same quarter in 2005.
Revenues for the fourth quarter of 2006 were $39.0 million, an increase of $6.9 million over the 2005 fourth quarter revenue of $32.1 million. Net premiums earned for the quarter were $35.5 million, a $6.1 million increase over net premiums earned of $29.4 million in the same period of 2005. Net investment income increased $800,000 to $3.0 million for the quarter, as compared to $2.2 million in the comparable period of 2005.
In the year ended December 31, 2006, the Company reported GAAP net income of $10.6 million, or $1.71 per diluted share, which was an increase of $3.6 million over the prior year’s net income of $7.0 million, or $1.14 per diluted share. After-tax realized investment gains included in net income for the current year were $100,000, or less than $0.02 per diluted share, as compared to $836,000, or $0.14 per diluted share in the same period in the prior year. Operating income for 2006 was $10.5 million, or $1.69 per diluted share, as compared to $6.2 million, or $1.00 per diluted share, in the same period of 2005. The Company’s GAAP combined ratio for the year ended December 31, 2006 was 97.1%, as compared to 94.9% for 2005.
Revenues for the twelve months of 2006 were $149.9 million, an increase of $68.6 million over revenue for 2005 of $81.3 million. Net premiums earned for the period were $137.7 million, a $62.9 million increase over net premiums earned of $74.8 million in the same period of 2005. Net investment income in the twelve months ended December 31, 2006 increased $5.6 million to $10.1 million, as compared to $4.5 million in the comparable period in 2005.
Andrew R. Speaker, President and CEO, in reviewing the Company’s performance in 2006 and in its fourth quarter, commented that he “was pleased with fourth quarter operating results, which helped the Company achieve a record full year operating earnings. It is pleasing to see that our strategies are bearing fruit. By focusing on creating balance in our book of business, both by product and geography, while at the same time maintaining underwriting discipline, we were able to generate consistent, profitable underwriting results in 2006. Our diversification efforts are also leading to increased cash flow, resulting in additional funds from operations to be prudently invested in our high quality investment portfolio, and the resulting increases in investment income further enhance our profitable underwriting results.”
The Board of Directors of Mercer Insurance Group, Inc. has approved a dividend of $0.05 per share, to be paid on March 29, 2007 to shareholders of record on March 13, 2007.
Certain of the statements contained herein (other than statements of historical facts) are forward- looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward- looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on the Company. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on the Company will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by the Company depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the Company operates.

Consolidated Statements of Income
(in thousands, except per share and share data)

	Quarter Ended
	December 31,
	2006	2005
	(unaudited)	(unaudited)
Net premiums earned	$35,501	$29,382
Investment income, net of investment expenses	3,013	2,213
Realized investment gains (losses)	51	(6)
Other revenue	430	516
Total revenue	38,995	32,105

Losses and loss adjustment expenses	23,178	21,788
Amortization of deferred policy acquisition costs	8,507	4,913
Other expenses	3,034	1,041
Interest expense	299	306
Total expenses	35,018	28,048

Income before income taxes	3,977	4,057
Income taxes	1,081	1,156

Net income	$2,896	$2,901

Net income per common share:
Basic	$0.48	$0.49
Diluted	$0.46	$0.47

Weighted average number of shares outstanding:
Basic	6,070,914	5,954,170
Diluted	6,303,406	6,153,828

Supplementary Financial Data

Net written premiums	$30,053	$31,155

Book value per common share	$19.06	$17.34

GAAP combined ratio	97.8%	94.2%

Consolidated Statements of Income
(in thousands, except per share and share data)

	Year Ended
	December 31 ,
	2006	2005
	(unaudited)
Net premiums earned	$137,673	$74,760
Investment income, net of investment expenses	10,070	4,467
Realized investment gains	151	1,267
Other revenue	2,035	772
Total revenue	149,929	81,266

Losses and loss adjustment expenses	87,697	43,384
Amortization of deferred policy acquisition costs	32,694	16,849
Other expenses	13,242	10,766
Interest expense	1,212	306
Total expenses	134,845	71,305

Income before income taxes	15,084	9,961
Income taxes	4,449	2,941

Net income	$10,635	$7,020

Net income per common share:
Basic	$1.77	$1.18
Diluted	$1.71	$1.14

Weighted average number of shares outstanding:
Basic	6,022,880	5,943,150
Diluted	6,222,009	6,160,389

Supplementary Financial Data

Net written premiums	$145,791	$75,266

GAAP combined ratio	97.1%	94.9%

Consolidated Balance Sheet
(in thousands, except share amounts)

	December 31, 2006	December 31, 2005
	(unaudited)
ASSETS
Investments, at fair value:
Fixed income securities, available-for sale	$273,454	$229,129
Equity securities, at fair value	16,522	14,981
Short-term investments, at cost, which approximates fair value	7,692	4,289
Total investments	297,668	248,399
Cash and cash equivalents	17,618	20,677
Premiums receivable	38,030	37,497
Reinsurance receivable	87,987	79,214
Prepaid reinsurance premiums	16,383	21,554
Deferred policy acquisition costs	16,708	10,789
Accrued investment income	3,204	2,625
Property and equipment, net	11,936	11,720
Deferred income taxes	7,775	3,588
Goodwill	5,625	5,633
Other assets	4,033	5,002
Total assets	$506,967	$446,698

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Losses and loss adjustment expenses	$250,455	$211,679
Unearned premiums	81,930	78,982
Accounts payable and accrued expenses	13,442	13,761
Other reinsurance balances	24,588	18,574
Trust preferred securities	15,542	15,525
Advances under line of credit	3,000	3,000
Other liabilities	2,171	1,778
Total liabilities	$391,128	$343,299

Stockholders’ Equity:
Preferred Stock, no par value, authorized	—	—
5,000,000 shares, no shares issued and outstanding Common stock, no par value,	—	—
authorized 15,000,000 shares, issued 7,064,233 and 7,068,233 shares, outstanding 6,582,232 and 6,463,538 shares Additional paid-in capital	$68,473	$67,973
Accumulated other comprehensive income	2,815	2,851
Retained earnings	54,629	44,896
Unearned restricted stock compensation	—	(1,654)
Unearned ESOP shares	(3,757)	(4,383)
Treasury Stock, 503,513 and 501,563 shares	(6,321)	(6,284)
Total stockholders’ equity	115,839	103,399
Total liabilities and stockholders’ equity	$506,967	$446,698